                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                          AMENDMENT TO CURRENT REPORT

    Pursuant to Section 13, or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  April 25, 1996 (February 19,
                                     1996)          --------------

                                 Mycogen Corporation
                                 -------------------
            (Exact name of registrant as specified in its charter)

            California                      0-15881              95-3802654
- ----------------------------------          -------          ------------------
(State or other jurisdiction of        (Commission File       (I.R.S. Employer
incorporation or organization)             Number)           Identification No.)

5501 Oberlin Drive, San Diego, California                          92121
- ---------------------------------------------               ------------------
 (Address of principal executive offices)                        (Zip Code)

                                (619) 453-8030
                    --------------------------------------
             (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


                                 AMENDMENT NO. 1

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          The undersigned registrant hereby amends Item 7. Financial Statements and Exhibits of its Current Report as of February 27, 1996 on Form 8-K as set forth in the pages attached.

ITEM 7.  (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.



                                UNITED AGRISEEDS, INC.

                                FINANCIAL STATEMENTS FOR THE YEARS ENDED
                                SEPTEMBER 30, 1995 AND 1994 AND
                                INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of United Agriseeds, Inc.:

We have audited the accompanying balance sheets of United Agriseeds, Inc. as of September 30, 1995 and 1994, and the related statements of income and cash flows for each of the two years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at September 30, 1995 and 1994, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.



March 28, 1996

UNITED AGRISEEDS, INC.

BALANCE SHEETS
AS OF SEPTEMBER 30, 1995 AND 1994 (IN THOUSANDS)
- -------------------------------------------------------------------------------

ASSETS                                                  1995              1994
                                                        ----              ----
CURRENT ASSETS:
 Trade accounts receivable                           $ 2,963           $ 1,908
 Related company receivables                          14,886            16,767
 Other                                                 1,455             1,091
                                                     -------           -------
 Total accounts receivable                            19,304            19,766
 Inventories                                          15,968            10,594
 Other assets                                            218               236
 Deferred income taxes                                 1,986             2,551
                                                     -------           -------
   Total current assets                               37,476            33,147
                                                     -------           -------

NOTE RECEIVABLE-NONCURRENT                                89               120

PROPERTY AND EQUIPMENT, NET                           13,233            13,780

OTHER ASSETS:
 Deferred income taxes                                 1,556             3,095
 Intangible assets - net                               1,686             2,109
                                                     -------           -------
   Total other assets                                  3,242             5,204
                                                     -------           -------

TOTAL                                                $54,040           $52,251
                                                     =======           =======
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Current portion of long-term debt                   $ 1,610           $ 1,006
 Accounts payable
   Trade                                               2,871             1,577
   Other                                               2,059             3,046
Accrued liabilities                                    2,118             2,044
                                                     -------           -------
   Total current liabilities                           8,658             7,673
                                                     -------           -------
LONG-TERM DEBT                                         2,175             3,785

STOCKHOLDER'S EQUITY:
 Common stock, $1.00 par value, 1,000 shares
   authorized and issued                                   1                 1
 Additional paid-in capital                           62,751            62,751
 Deficit                                             (19,545)          (21,959)
                                                     -------           -------
   Total stockholder's equity                         43,207            40,793
                                                     -------           -------
TOTAL                                                $54,040           $52,251
                                                     =======           =======

See accompanying notes to financial statements.

UNITED AGRISEEDS, INC.

STATEMENTS OF INCOME
FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994
(IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
- ----------------------------------------------------------------------------

                                                       1995             1994
                                                       ----             ----
NET SALES                                            $ 33,470          $ 32,929
COST OF SALES                                          17,884            21,037
                                                     --------          --------
GROSS MARGIN                                           15,586            11,892
                                                     --------          --------
OPERATING EXPENSES:
  Selling                                               5,870             5,839
  Promotion and advertising                             2,539             1,884
  General and administrative                            1,868             1,961
  Research and development                              2,584             2,234
  Amortization of intangibles                             423               423
                                                     --------          --------
      Total operating expenses                         13,284            12,341
                                                     --------          --------
INCOME (LOSS) FROM OPERATIONS                           2,302              (449)
                                                     --------          --------
RELATED COMPANY CONTRACT INCOME                         1,560             1,343
INTEREST INCOME                                           118               118
INTEREST EXPENSE                                         (390)             (494)
RELATED COMPANY INTEREST INCOME                           722               432
OTHER INCOME                                              241               373
                                                     --------          --------
INCOME BEFORE INCOME TAXES                              4,553             1,323
PROVISION FOR INCOME TAXES                             (2,139)             (498)
                                                     --------          --------
NET INCOME                                              2,414               825
DEFICIT:
  BEGINNING OF PERIOD                                 (21,959)          (22,784)
                                                     --------          --------
  END OF PERIOD                                      $(19,545)         $(21,959)
                                                     ========          ========
AVERAGE COMMON SHARES OUTSTANDING                       1,000             1,000
                                                     ========          ========
EARNINGS PER COMMON SHARE                            $  2,414          $    825
                                                     ========          ========

See accompanying notes to financial statements.

UNITED AGRISEEDS, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994 (IN THOUSANDS)
- -----------------------------------------------------------------------------

                                                       1995               1994
                                                     -------            -------
OPERATING ACTIVITIES:
  Net income                                         $ 2,414            $   825
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation                                       1,241              1,402
    Amortization                                         423                423
    Provision for deferred taxes                       2,104                514
    Changes in assets and liabilities that
     provided (used) cash:
       Receivables                                    (1,419)              (501)
       Inventories                                    (5,374)             2,903
       Accounts payable and accrued expenses             381              3,234
       Other assets                                       18                739
                                                     -------             ------
         Net cash provided by (used in)
          operating activities                          (212)             9,539
                                                     -------             ------
INVESTING ACTIVITIES:
  Loans to DowElanco                                                     (8,497)
  Payments received on loans to DowElanco              1,881
  Increase in note receivable                                              (120)
  Payment received on note receivable                     31
  Purchases of property, plant, and equipment           (694)              (417)
                                                     -------             ------
         Net cash provided by (used in)
          investing activities                         1,218             (9,034)
                                                     -------             ------
FINANCING ACTIVITIES:
  Principal payments on long-term borrowings          (1,006)              (505)
                                                     -------             ------
NET CHANGE IN CASH                                   $   NIL             $  NIL
                                                     =======             ======

See accompanying notes to financial statements.

UNITED AGRISEEDS, INC.

NOTES TO FINANCIAL STATEMENTS (IN THOUSANDS)
FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994
- --------------------------------------------------------------------------------

1.  SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS - United Agriseeds, Inc.'s business is the broad application of the science of genetics and is highly seasonal in nature. The Company, through its Keltgen and Lynks Seeds divisions, develops, produces, and markets hybrids of corn and soybeans, and markets sorghum, sunflower and alfalfa seeds primarily for the United States agricultural market.

    USE OF ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

    RECEIVABLES - Receivables are stated net of an allowance for doubtful accounts of $572 and $432 at September 30, 1995 and 1994, respectively.

    INVENTORIES - Inventories are valued at the lower of cost or market. Cost is determined by the first-in first-out method and consists of the following:

                                                          1995           1994
                                                          ----           ----
    Finished Seed...................................... $ 7,797        $ 4,439
    Unfinished Seed....................................   7,585          5,081
    Other..............................................     586          1,074
                                                        -------        -------
                                                        $15,968        $10,594
                                                        =======        =======

    Unfinished seed consists of the cost of parental seed stocks, labor and certain other production costs. A significant portion of the cost of seed production is the compensation of independent contract growers who commit specific acreage to produce seed. These independent growers are responsible for planting and growing seed for the Company, which is generally committed to purchase all seed produced by such growers. The purchase price is elected by the growers and is based on the yield of the contracted acreage and commodity futures prices.

    The Company uses commodity futures and options to hedge grower compensation costs. At September 30, the Company had futures contracts with brokers on the following notional quantities (stated in bushels):

                                                        1995          1994
                                                        ----          ----
     Corn -- Short Position Contracts                    410           900
     Corn -- Long Position Contracts                     820           400
     Soybeans -- Short Position Contracts                400
     Soybeans -- Long Position Contracts                 400

    Gains and losses on these contracts are recorded as adjustments to inventory cost when contracts are closed. At September 30, 1995 and 1994, unrealized gains on these contracts were $171 and $129, respectively.

    PLANT PROPERTIES AND DEPRECIATION - Property, plant and equipment is stated at historical cost basis at the time of purchase. Depreciation is based on estimated service lives and is generally provided using a declining balance method for plant property and the straight-line method for non-technical property. At September 30, property, plant and equipment consisted of the following:

                                                       1995         1994
                                                       ----         ----
     Plant and equipment                             $19,684      $19,763
     Building improvements                               786          182
     Other                                               129          113
                                                     -------      -------
       Total                                          20,599       20,058
     Less allowance for depreciation                   7,366        6,278
                                                     -------      -------
                                                     $13,233      $13,780
                                                     =======      =======

    The Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which is required to be adopted for fiscal years beginning after December 15, 1995. The implementation of this Statement is not expected to have a material impact on the Company's financial statements.

    INTANGIBLE ASSETS - Intangible assets represent customer listings, which are stated at amortized cost and are being amortized by the straight-line method over fifteen years. The Company believes the carrying amount of the customer listings is recoverable.

    PENSION AND PROFIT SHARING PLANS - The Company sponsors a defined contribution pension plan and a discretionary retirement savings and profit sharing plan. The plans cover all full-time employees, subject to age and service requirements.

    The defined contribution pension plan is noncontributory with contributions based on employee compensation. The Company annually funds all pension costs accrued. The expense incurred under the plan was $125 and $106 for the years ended September 30, 1995 and 1994, respectively.

    The savings and profit sharing plan allows employees to contribute a portion of their earnings to designated investment funds with the Company matching a portion of such contribution. Matching contributions of $69 and $68 were made by the Company under this plan and charged to operations for the years ended September 30, 1995 and 1994, respectively.

    INCOME TAXES - Income taxes are computed using the asset and liability method. Deferred income taxes have been provided on temporary differences between the carrying amounts and income tax bases of certain assets and liabilities.

2.  TRANSACTIONS WITH OWNERS

    The Company is owned 100% by DowElanco and has significant transactions with DowElanco.

    The Company received interest income on loans made to DowElanco totaling $722 and $432 for the years ended September 30, 1995 and 1994, respectively. The average interest rate for such loans was 6.5% and 4.1% for the respective years. The carrying amount of loans made to DowElanco approximates fair value.

    Additionally, the Company is party to a research and development funding agreement with DowElanco dated May 2, 1991. The agreement stipulates that the Company must maintain its breeding program at or above its current level and quality for 10 years and perform plant breeding services for DowElanco as requested. In consideration, DowElanco pays the Company quarterly an amount equal to all of the Company's costs for the program plus an additional 10% of total program costs minus 5% of the gross amount of the Company's corn sales for each quarter. DowElanco reimbursed the Company $1,560 and $1,343 related to research and development expense for the years ended September 30, 1995 and 1994, respectively.

3.  DEBT AND CREDIT FACILITIES

    At September 30, 1995, the Company was party to an agreement with Merrill Lynch Technology Ventures, L.P. (MLTV), a limited partnership. Under the terms of the original agreement dated February 24, 1987 and modified June 30, 1988, MLTV provided $5,700 in research funding. In return, the Company agreed to focus its research efforts to develop certain new corn inbred lines on behalf of MLTV. Under the terms of the new agreement, MLTV relinquished all rights to the lines developed by the Company. As consideration, the Company agreed to pay MLTV the principal and interest of $10,000 payable in installments. The principal outstanding balance was $3,785 and 4,791 at September 30, 1995 and 1994, respectively. Interest paid to MLTV in 1995 and 1994 was $494 and $595, respectively. Based on the borrowing rates currently available to the Company for loans with similar terms and maturity, the carrying amount of the MLTV debt approximates market.

    The debt is scheduled to mature as follows:

       October 1, 1995                  $1,610
       October 1, 1996                   2,175
                                        ------
       Total                            $3,785
                                        ======

4.  LEASE COMMITMENTS

    The Company leases automobiles, furniture and equipment, warehouse facilities and land under various operating leases. Total lease expense included in the consolidated financial statements for the years ended September 30, 1995 and 1994, is $777 and $698, respectively. Future lease commitments as of September 30, 1995 for non-cancelable operating leases are as follows:

       1996                                $  613
       1997                                   424
       1998                                   286
       1999                                   165
       2000 and thereafter                     31
                                           ------
       Total lease commitments             $1,519
                                           ======

5.  TAXES ON INCOME

    Deferred tax balances consisted of the following as of September 30:

                                      1995                      1994
                                      ----                      ----
                              Assets    Liabilities    Assets      Liabilities
    Property                              $3,100                      $3,054
    Inventory                 $  311                   $  336
    Tax loss carryforwards     6,033                    7,952
    Tax credit carryforwards     267                      267
    Other                         31                      145
                              ------      ------       ------         ------
    Total                     $6,642      $3,100       $8,700         $3,054
                              ======      ======       ======         ======

    A valuation allowance of $912 as of September 30, 1995 and 1994 offsets deferred tax assets which may not be realized. The accumulated tax loss and tax credit carryforwards are $15,876 and $20,926, respectively, as of September 30, 1995 and 1994. They begin to expire in 1997.

    Following is a reconciliation of the statutory U.S. Federal income tax rate to the Company's actual effective income tax rate for the years ended September 30:

                                                      1995          1994
                                                      ----          ----
    Statutory U.S. Federal income tax rate            35.0%         35.0%
    State income taxes, net of federal income
      tax benefits                                     3.0           3.0
    IRS adjustment of non-deductible intangibles      10.7
    Alternative minimum tax                           (1.3)
    Other                                             (0.5)         (0.4)
                                                      -----         ----
           Actual effective income tax rate           46.9%         37.6%
                                                      ====          ====


    Current income tax provision (benefit) in 1995 and 1994 is $35 and ($16), respectively. Cash payments for income taxes totaled $46 and $16 in 1995 and 1994, respectively.

6.  SUBSEQUENT EVENTS

    On February 19, 1996, Mycogen Corporation purchased United Agriseeds from DowElanco. On March 18, 1996, subsequent to the purchase of the Company and pursuant to a change in control clause in the MLTV agreement referred to in
    Note 3, the Company prepaid the final scheduled debt payment.

                                  * * * * * *

ITEM 7. (b)  PRO FORMA FINANCIAL INFORMATION.


                              MYCOGEN CORPORATION
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)



GENERAL DISCUSSION AND BASIS OF PRESENTATION

     The following unaudited pro forma condensed consolidated financial information gives retroactive effect to the acquisition of United AgriSeeds, Inc., a Delaware corporation ("UAS") and a subsidiary of DowElanco, an Indiana General Partnership ("DowElanco"). The acquisition consists principally of the assets, liabilities and operations of UAS and occurred on February 19, 1996. This information should be read in conjunction with the historical financial statements and related notes of Mycogen Corporation, as filed on Form 10-Q as of February 29, 1996 and Form 10-K as of August 31, 1995, and Mycogen Corporation's Current Report as of February 27, 1996 on Form 8-K.

     The pro forma financial information is presented for comparative purposes only and is not necessarily indicative of the financial position or results of operations which would have occurred or may occur in the future. The unaudited pro forma condensed consolidated statements of operations present the combined results of operations as if the acquisition of UAS occurred on September 1, 1994. The pro forma condensed consolidated statements of operations have been prepared by the management of the Company based upon the audited consolidated financial statements of Mycogen Corporation and UAS for the years ended August 31, 1995, and September 30, 1995, respectively, and the unaudited consolidated financial statements of both companies for the six months ended February 29, 1996. A pro forma balance sheet is not included herein as the acquisition of UAS is already reflected in the Consolidated Condensed Balance Sheet filed by the Company under Form 10-Q for the quarterly period ended February 29, 1996 on April 12, 1996.

     The acquisition of UAS involved the issuance of 4,453,334 shares of Mycogen common stock to DowElanco in exchange for $26.4 million in cash and all of the shares in DowElanco's seed business, UAS. The acquisition of UAS is accounted for as a purchase and the approximate purchase price of UAS of $32.6 million has been allocated to tangible and intangible assets acquired and liabilities assumed at their respective fair values. The acquisition resulted in a purchase price allocation to in-process technology of $2.6 million, which was written-off upon acquisition.

          The unaudited pro forma consolidated financial information that follows includes only preliminary adjustments relating to the purchase price allocation of the accounts of UAS. Final purchase price adjustments, if any, will be determined at a later date and may differ from the estimates presented above. In the opinion of management of Mycogen, these estimates and the other adjustments used in the preparation of the unaudited pro forma condensed consolidated statements of operations are reasonable.

                              MYCOGEN CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    For the Year ended August 31, 1995 (b)
                                  (Unaudited)
                     (In thousands, except per share data)

                                           Mycogen               United               Pro Forma              Pro Forma
                                         Corporation         AgriSeeds, Inc.         Adjustments              Combined
                                         -----------         ---------------         -----------             ---------
Net operating revenues..................   $106,169             $33,470              $         -             $139,639
Contract and other revenues.............      7,049               1,745                   (1,560) (c)           7,234
                                           --------             -------              -----------             --------
  Total revenues........................    113,218              35,215                   (1,560)             146,873
                                           --------             -------              -----------             --------
Cost of operating revenues..............     70,985              17,884                     (150) (d)          88,719
Selling, general and administrative.....     32,715              10,221                        -               42,936
Research and development................     21,181               2,584                        -               23,765
Amortization of intangible assets.......      3,854                 423                      166  (d)           4,443
                                           --------             -------              -----------             --------
  Total costs and expenses..............    128,735              31,112                       16              159,863
                                           --------             -------              -----------             --------
Operating income (loss).................    (15,517)              4,103                   (1,576)             (12,990)
                                           --------             -------              -----------             --------
  Interest income and expense, net......        914                 450                     (332) (c)           1,032
  Exchange gain.........................        160                   -                        -                  160
                                           --------             -------              -----------             --------
Income (loss) before income taxes.......    (14,443)              4,553                   (1,908)             (11,798)
Income tax benefit (provision)..........          -              (2,139)                   2,139  (f)               -
                                           --------             -------              -----------             --------
  Net income (loss).....................    (14,443)              2,414                      231              (11,798)
Dividends on preferred stock............     (1,503)                  -                        -               (1,503)
                                           --------             -------              -----------             --------
Net income (loss) applicable to common
  shares................................  $ (15,946)           $  2,414              $       231             $(13,301)
                                          =========            ========              ===========             ========
Weighted average number of shares.......     19,225                                        4,453  (g)          23,678

Net loss per common share...............  $   (0.83)                                                         $  (0.56)
                                          =========                                                          ========

See accompanying Notes to Pro Forma Condensed Consolidated Financial
Information.

                              MYCOGEN CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Six months ended February 29, 1996 (a) (b)
                                  (Unaudited)
                     (In thousands, except per share data)

                                                           Mycogen           United              Pro Forma         Pro Forma
                                                         Corporation      AgriSeeds, Inc.       Adjustments         Combined
                                                      --------------      ---------------       -----------        ---------
Net operating revenues..............................  $       47,624      $    16,856           $        -         $  64,480
Contract and other revenues.........................           4,151              905                 (727) (c)        4,329
                                                      --------------      -----------           ----------         ---------
  Total revenues....................................          51,775           17,761                 (727)           68,809
                                                      --------------      -----------           ----------         ---------

Cost of operating revenues..........................          31,269            9,505                  (70)           40,704
Selling, general and administrative.................          19,431            5,326                    -            24,757
Research and development............................           9,659              960                    -            10,619
Amortization of intangible assets...................           1,084              197                   97  (d)        1,378
Special charges.....................................          20,250                -                                 20,250
                                                      --------------      -----------           ----------         ---------
  Total costs and expenses..........................          81,693           15,988                   27            97,708
                                                      --------------      -----------           ----------         ---------
Operating income (loss).............................         (29,918)           1,773                 (754)          (28,899)
                                                      --------------      -----------           ----------         ---------
  Interest income and expense, net..................             773              310                 (360) (e)          723
  Exchange gain.....................................              23                -                    -                23
                                                      --------------      -----------           ----------         ---------

Income (loss) before income taxes...................         (29,122)           2,083               (1,114)          (28,153)
Income tax benefit (provision)......................               -           (1,058)               1,058  (f)            -
                                                      --------------      -----------           ----------         ---------
  Net income (loss).................................         (29,122)           1,025                  (56)          (28,153)

Dividends on preferred stock........................            (578)               -                    -              (578)
                                                      --------------      -----------           ----------         ---------
Net income (loss) applicable to common shares.......  $      (29,700)     $     1,025           $      (56)        $ (28,731)
                                                      ==============      ===========           ==========         =========

Weighted average number of shares...................          21,937                                 4,185  (g)       26,122

Net loss per common share...........................  $       (1.35)                                               $   (1.10)
                                                      =============                                                =========

See accompanying Notes to Pro Forms Condensed Consolidated Financial
Information.

                              MYCOGEN CORPORATION
                              -------------------
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
        ---------------------------------------------------------------
                                 (UNAUDITED)


Pro Forma Adjustments to the Condensed Consolidated Statements of Operations
- ----------------------------------------------------------------------------

(a) Both Mycogen's and UAS' operations are highly seasonal. Accordingly, the results of operations for the six months ended February 29, 1996 are not indicative of results to be expected for an annual period.
(b) The pro forma statements of operations do not include the nonrecurring charge of $2.6 million related to acquired in-process technology that was written off upon acquisition.
(c) Eliminate contract revenues received by UAS from DowElanco related to a research and development funding agreement that was terminated upon the acquisition date.
(d) Record the effect of changes in depreciation and amortization of tangible and intangible assets of UAS. Useful lives of 5 and 10 years have been assigned to the intangible assets established in connection with the acquisition.
(e) Eliminate interest income earned on note receivable from DowElanco that was settled upon the acquisition date. Eliminate interest expense on note that was due and payable upon change in ownership of UAS. The pro forma statements of operations do not include adjustments for interest income on the cash received from the sale of common stock to DowElanco.
(f) Eliminate UAS' tax provision as a result of a pre tax loss reported on a pro forma basis for the year ended August 1995, and a pre tax loss expected to be reported for the full year ending August 1996.
(g) Adjust the average number of shares used in calculating earnings per share for the common stock issued to DowElanco for cash and the shares of UAS. Common shares issuable under stock options and convertible preferred stock are not included in the computation of net loss per common share because their effect would be antidilutive.


ITEM 7. (c) EXHIBITS.


Exhibit Number             Description
- --------------             -----------
     2.1                   Exchange and Purchase Agreement Among Mycogen
                           Corporation, Agrigenetics, Inc., DowElanco and
                           United AgriSeeds./1/
    99.1                   Registrant's Press Release dated February 20,
                           1996./1/

/1/ Previously filed as an Exhibit to the Registrant's Form 8-K filed February
    27, 1996.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Mycogen Corporation
                                            --------------------
                                            (Registrant)

April  25, 1996                   By:       /s/ James A. Baumker
                                            ----------------------
                                            James A. Baumker
                                            Executive Vice President
                                            Chief Financial Officer